Exhibit 10.1

SMART & FINAL STORES, INC.

AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENTS

Preliminary Statement

The terms of the Non-Qualified Stock Option Agreement (designated as Award Number 13-069), dated as of February 1, 2013, evidencing an option (the “Option”) granted to Martin J. Trtek (“Participant”) to purchase 109,250 shares of Common Stock of Smart & Final Stores, Inc. (the “Company”), at an exercise price of $5.27 per share; the Non-Qualified Stock Option Agreement (designated as Award Number 13-070), dated as of February 1, 2013, evidencing an Option granted to Martin J. Trtek to purchase 109,250 shares of Common Stock of the Company, at an exercise price of $7.90 per share; and the Non-Qualified Stock Option Agreement, dated as of September 23, 2014, evidencing an Option granted to Martin J. Trtek to purchase 83,333 shares of Common Stock of the Company at an exercise price of $12.00 (together, the “Agreements”), hereby are amended by this amendment (“Amendment”) effective April 21, 2016.

1.                                      The following is hereby added to Section 6 of each of the Agreements:

Notwithstanding the foregoing, if the Participant’s Termination is due to Retirement (as defined below), the portion of the Option that is vested and exercisable on the date of such Termination may be exercised by the Participant at any time within the period beginning on the date of Termination and ending on the earlier of (i) two years after the date of such Termination and (ii) the Expiration Date.  For purposes of this Agreement, “Retirement” means the Participant’s Termination solely due to the Participant’s retirement on or after (x) reaching age 65 or (y) reaching age 55 and providing at least 10 years of service to the Company; but excluding any retirement after the occurrence of an event that would reasonably be determined by the Committee to be grounds for a Termination for Cause.

2.                                      Except as expressly modified by this Amendment, the Agreements shall continue to be and remain in full force and effect in accordance with its terms.

3.                                      Capitalized terms used but not defined herein have the meaning ascribed to them in the applicable Agreement.

SMART & FINAL STORES, INC.

By:	/s/ RICHARD N. PHEGLEY
Name: Richard N. Phegley
Title: Chief Financial Officer